Exhibit 10.9
FIRST MODIFICATION AGREEMENT
     This FIRST MODIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of June, 2009 (the “Effective Date”), by and between PEAK RESORTS, INC., a Missouri corporation (“Peak”), MOUNT SNOW, LTD., a Vermont corporation (“Mount Snow”, and together with Peak, collectively, the “Borrower”) and EPT MOUNT SNOW, INC., a Delaware corporation (“Lender”).
RECITALS
     A. The Lender has previously extended a loan to the Borrower in the amount of to Fifty Seven Million Eight Hundred Thousand Dollars ($57,800,000.00) (the “Loan”) for the purpose of paying certain approved costs and expenses of Peak in connection with the acquisition and development of Mt. Snow.
     B. The Loan terms of the Loan are set forth in that certain Loan Agreement dated April 4, 2007 by and between Lender and Borrower (the “Loan Agreement”).
     C. The Loan is evidenced by a Promissory Note (Mount Snow Ski Resort) from Borrower dated April 4, 2007 in favor of Lender in the original principal amount of Fifty-Seven Million Eight Hundred Thousand Dollars ($57,800,000.00) (the “Original Note”).
     D. Borrower has requested, and Lender has agreed, subject to the terms and conditions in this Agreement, to increase the Loan by One Million Two Hundred Thousand Dollars ($1,200,000.00) (the “Additional Loan Proceeds”).
     E. Concurrently herewith the Original Note is being amended and restated in its entirety pursuant to an Amended and Restated Promissory Note (Mount Snow Ski Resort) from Borrower of even date herewith in favor of Lender in the principal amount of Fifty Nine Million Dollars ($59,000,000.00) (the “Amended and Restated Note”).
     NOW THEREFORE, the Lender and the Borrower, for good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
     1. Recitals. The foregoing recitals are hereby incorporated by reference. Capitalized terms used but not otherwise defined herein shall have the meaning given in the Loan Agreement.
     2. Modifications to the Loan Agreement. The “Note”, as such term is defined in Section 2.1(a) of the Loan Agreement shall mean the Amended and Restated Note, together with any and all extensions, modifications, substitutions, replacements or renewals thereof and judgments in enforcement thereof.
     3. Borrowing of Additional Loan Proceeds. Borrower may request and Lender may agree to lend the Additional Loan Proceeds requested by Borrower from time to time upon fifteen (15) days advance written notice to the Lender which amounts, when added to all amounts previously borrowed under the Amended and Restated Note, shall not exceed

$59,000,00.00 (an “Additional Loan Advance”). The Borrower may make its written requests for an Advance of Additional Loan Proceeds to Lender from time to time and at any time on or before the Maturity Date, and in response Lender may, in its sole and absolute discretion, make future Additional Loan Advances of the Additional Loan Proceeds to the Borrower within fifteen (15) days of each such request. The Additional Loan Proceeds are to be used exclusively for in connection with Borrower’s application for Chapter 250 Land Use Permit with respect to the Project and other uses approved by Lender in writing.
     4. Lien Modification of Other Loan Documents. Each of the other Loan Documents is hereby modified such that references to the Original Note shall mean henceforth refer to the Amended and Restated Note, together with any and all extensions, modifications, substitutions, replacements or renewals thereof and judgments in enforcement thereof and the Loan Agreement. All references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as modified by this Agreement.
     5. No Other Modifications. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, and Borrower confirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Loan Documents, as modified herein.
     6. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that (i) Borrower shall have delivered evidence of its authority to enter into this Agreement as well as the capacity of the individuals executing this Agreement on its behalf; (ii) no event of default shall exist under the Note, the Loan Agreement or any other Loan Document; and (iii) Borrower shall have delivered such other items to the Lender as it may reasonably request.
     7. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the authority to enter into this Agreement and, upon execution by the Borrower, this Agreement shall be an enforceable obligation of the Borrower, (ii) there have been no amendments or modifications to the Borrower’s organizational documents since such documents were certified and/or delivered to the Lender in connection with the closing of the Loan and (iii) to Borrower’s knowledge, no default or Event of Default currently exists under the Loan Documents.
     8. No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents. This Agreement shall not be deemed to be nor shall it constitute any alteration, waiver, annulment or variation of the liens and encumbrances of the Deed of Trust, or the terms and conditions of or any rights, powers, or remedies under the Loan Documents, except as expressly set forth herein.
     9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     10. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Waiver of Claims and Defenses. The Borrower acknowledges, as of the execution date of this Agreement, its obligation for full payment of the amount outstanding under the Note hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, existing as of the execution date, which may diminish its obligation of repayment under the Note or which in any manner arise out of or relate to any Loan Document.
     12. Counterparts. This Agreement may be executed in separate counterparts and all such counterparts when combined shall constitute one agreement.
     13. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU, BORROWER, AND US, LENDER, FROM MISUNDERSTANDING OR DISAPPOINTED, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS AND CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
[Signatures appear on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

“LENDER”

EPT MOUNT SNOW, INC.,
a Delaware corporation

By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President

“BORROWER”

PEAK RESORTS, INC.,
a Missouri corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

MOUNT SNOW, LTD.,
a Vermont corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

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